UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2014

(Exact name of registrant as specified in its charter)

Delaware	0-21229	36-3640402
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

28161 North Keith Drive
Lake Forest, Illinois 60045
(Address of principal executive offices including zip code)

(847) 367-5910
(Registrant's telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 27, 2014, our Board of Directors adopted amendments to Section 2.2 of Article 2 of our amended and restated bylaws to set forth procedures relating to the calling of a special meeting of stockholders at the request of stockholders meeting the requirement to have continuously held shares in a net long position representing at least 25% of our issued and outstanding shares of common stock for at least one year. The amendments set forth: requirements as to the form of a request for a special meeting; the information required to be furnished by stockholders in connection with a request; requirements relating to the timing of a request; the means of withdrawing a request; the date a special meeting is to be held pursuant to a request; and the appropriate scope of business at any special meeting held pursuant to a request.

The foregoing description is qualified by reference to the terms of our amended and restated bylaws which are filed herewith as Exhibit 3(ii).1 and are incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

3(ii).1    Amended and Restated Bylaws of Stericycle, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 3, 2014		Stericycle, Inc.

	By:	/s/ DANIEL V. GINNETTI

Daniel V. Ginnetti
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number    Description
3(ii).1            Amended and Restated Bylaws of Stericycle, Inc.